EXHIBIT 10.3
Welsh Property Trust, Inc.
LONG-TERM EQUITY INCENTIVE PLAN
1.	Purposes.

The purposes of the Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of Welsh Property Trust, Inc. and its subsidiaries, divisions and affiliated businesses, (the “Company”) to associate the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating a diverse group of employees and outside directors on a competitive basis, and to provide a pay-for-performance linkage for such employees and outside directors. It is a further purpose of the Plan to provide such persons with additional incentives and reward opportunities designed to enhance the profitable growth of the Company.

2.	Definitions.

For purposes of the Plan:
(a)	“Award” means a grant of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares, Performance Units, Stock Awards, or any or all of them (but a Stock Award may not be granted to employees or officers).

(b)	“Board” means the Board of Directors of Welsh Property Trust, Inc.

(c)	“Cause” means: (i) any conviction or nolo contendere plea by a Participant to any felony or a gross misdemeanor involving the property or personnel of the Company, or any willful or reckless public conduct by a Participant that has a material detrimental effect on the Company; (ii) any fraud, embezzlement, or willful material misappropriation by a Participant or intentional material damage to the property or business of the Company by a Participant; or (iii) a Participant’s willful or reckless or grossly negligent and material (A) failure to perform Company material duties and responsibilities, (B) breach of any contract with the Company, (C) violation of specific written lawful directions of the Board, or (D) misconduct in violation of any material Company policy or applicable civil law involving the property or personnel of the Company; provided, however, that with respect to any breach or failure to perform reasonably deemed curable by the Board, that the Participant shall first have been given specific written notice of the Participant’s breach or failure, an opportunity to provide responsive information to the Board, and a thirty (30) day period within which to remedy the violation.

(d)	“Change in Control” has the meaning set forth in Section 10(c).

(e)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall also be a reference to any successor section of the Code (or a successor code).

(f)	“Committee” means, with respect to any matter relating to Section 8 of the Plan, the Board, and with respect to all other matters under the Plan, the Compensation Committee of the Board. The Compensation Committee shall be appointed by the Board and shall consist of two or more outside, disinterested members of the Board. In the judgment of the Board, the Compensation Committee shall be qualified to administer the Plan as contemplated by (i) Rule 16b-3 of the Exchange Act, (ii) Code Section 162(m) and the regulations thereunder, and (iii) any rules and regulations of a stock exchange on which the Common Stock is traded. Any member of the Compensation Committee who does not satisfy the qualifications set out in the preceding sentence may recuse himself or herself from any vote or other action taken by the Compensation Committee. The Board may, at any time and in its complete discretion, remove any member of the Compensation Committee and may fill any vacancy in the Compensation Committee.

(g)	“Common Stock” means the common stock, par value $0.01 per share, of Welsh Property Trust, Inc.

(h)	“Company” means Welsh Property Trust, Inc., a Maryland corporation, its subsidiaries, divisions and affiliated businesses, and its successors and assigns.

(i)	“Covered Employee” means any employee of the Company for whom the Company is subject to the deductibility limitation imposed by Code Section 162(m).

(j)	“Eligible Person” means any of the following individuals who is designated by the Committee as eligible to receive Awards, subject to the conditions set forth in the Plan: (i) any employee of the Company (including any officer of the Company and any Employee Director); (ii) any person expected to become an employee of the Company (including any officer of the Company and any Employee Director); (iii) any person expected to become a Non-Employee Director; (iv) any consultant or advisor of the Company; and (v) any Non-Employee Director who is eligible to receive an Award in accordance with Section 8 hereof.

(k)	“Employee Director” means a member of the Board who is also an employee of the Company.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(m)	“Fair Market Value” on any date means the average of the high and low market prices at which a share of Common Stock shall have been sold on such date, or the immediately preceding trading day if such date was not a trading day, as reported by the New York Stock Exchange or the principal securities exchange on which shares of Common Stock are then traded.

(n)	“ISO” means an Option satisfying the requirements of Code Section 422 and designated as an ISO by the Committee.

(o)	“Non-Employee Director” means a member of the Board who is not an employee of the Company.

(p)	“NQSO” or “Non-Qualified Stock Option” means an Option that does not satisfy the requirements of Code Section 422 or that is not designated as an ISO by the Committee.

(q)	“Option Exercise Price” means the purchase price per share of Common Stock covered by an Option granted pursuant to the Plan.

(r)	“Options” means the right to purchase shares of Common Stock at a specified price for a specified period of time.

(s)	“Participant” means an Eligible Person who has received an Award under the Plan.

(t)	“Performance Awards” means an Award of Options, Performance Shares, Performance Units, Restricted Shares, Restricted Stock Units or SARs conditioned on the achievement of Performance Goals during a Performance Period.

(u)	“Performance Goals” means the goals established by the Committee under Section 7(d).

(v)	“Performance Measures” means the criteria set out in Section 7(d) that may be used by the Committee as the basis for Performance Goals.

(w)	“Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent an Award that is conditioned on attaining Performance Goals has been earned.

(x)	“Performance Shares” means an Award of shares of Common Stock awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

(y)	“Performance Units” means an Award denominated in shares of Common Stock, cash or a combination thereof, as determined by the Committee, awarded to a Participant based on the achievement of Performance Goals during a Performance Period.

(z)	“Performance-Based Exception” means the performance-based exception to the deductibility limitations of Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

(aa)	“Plan” means this Welsh Property Trust, Inc. Long-Term Equity Incentive Plan, as it may be amended and restated from time to time.

(bb)	“Restricted Shares” means shares of Common Stock that are subject to such restrictions and such other terms and conditions as the Committee may establish.

(cc)	“Restricted Stock Units” means the right, as described in Section 7(c), to receive an amount, payable in either cash, shares of Common Stock or a combination thereof, equal to the value of a specified number of shares of Common Stock, subject to such terms and conditions as the Committee may establish.

(dd)	“Restriction Period” means, with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Stock Units, the period during which any risk of forfeiture or other restrictions set by the Committee remain in effect. Such restrictions remain in effect until such time as they have lapsed under the terms and conditions of the Performance Shares, Performance Units, Restricted Shares or Restricted Stock Units or as otherwise determined by the Committee.

(ee)	“Stock Appreciation Rights” or “SARs” means the right to receive a payment equal to the excess of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights are exercised over the exercise price per share of Common Stock established for those Stock Appreciation Rights at the time of grant, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are exercised.

(ff)	“Stock Award” means an Award of shares of Common Stock that is subject to such terms, conditions and restrictions (if any) as determined by the Committee in accordance with Section 7(e).
3.	Administration of the Plan.
(a)	Authority of Committee. The Plan shall be administered by the Committee, which shall have all the powers vested in it by the terms of the Plan, such powers to include the authority (within the limitations described in the Plan):
(i)	to select the persons to be granted Awards under the Plan;

(ii)	to determine the type, size and terms of Awards to be made to each Participant;

(iii)	to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

(iv)	to establish objectives and conditions for earning Awards;

(v)	to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms and conditions of such agreement (which shall not be inconsistent with the Plan) and who must sign such agreement;

(vi)	to determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of an applicable Performance Period;

(vii)	to determine if the Performance Measures have been satisfied;

(viii)	except as otherwise provided in Section 7(d), to modify the terms of Awards made under the Plan;

(ix)	to determine if all or some of the restrictions applicable to an outstanding Award should lapse;

(x)	to determine whether the amount or payment of an Award should be reduced or eliminated;

(xi)	to determine the guidelines and/or procedures for the payment or exercise of Awards; and

(xii)	to determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards granted to Covered Employees should comply with the Performance-Based Exception.
(b)	Interpretation of Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, the Company’s shareholders, and all Eligible Persons and Participants.

(c)	Facilitation of Administration. To the extent not prohibited by law, the Committee may grant authority to employees or designate employees of the Company to execute documents on behalf of the Committee or to otherwise assist the Committee in the administration and operation of the Plan.
4.	Eligibility.
(a)	Subject to the terms and conditions of the Plan, the Committee may, from time to time, select from all Eligible Persons those to whom Awards shall be granted under Section 7 and shall determine the nature and amount of each Award;

provided, however, that Non-Employee Directors shall be eligible to receive Awards only pursuant to Section 8.
5.	Shares of Common Stock Subject to the Plan.
(a)	Authorized Number of Shares. Unless otherwise authorized by the Company’s shareholders and subject to the provisions of this Section 5 and Section 9, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be 2,000,000 shares. Any of the authorized shares may be used for any of the types of Awards described in the Plan, except that no more than 200,000 of the authorized shares of Common Stock may be issued in the form of ISOs.

(b)	Share Counting. The following rules shall apply in determining the number of shares of Common Stock remaining available for grant under the Plan:
(i)	In connection with the granting of an Option or other Award, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the number of shares of Common Stock in respect of which the Option or Award is granted or denominated. For example, upon the grant of stock-settled SARs, the number of shares of Common Stock available for issuance under the Plan shall be reduced by the full number of SARs granted, and the number of shares of Common Stock available for issuance under the Plan shall not thereafter be increased upon the exercise of the SARs and settlement in shares of Common Stock, even if the actual number of shares of Common Stock delivered in settlement of the SARs is less than the full number of SARs exercised. However, Awards that by their terms do not permit settlement in shares of Common Stock shall not reduce the number of shares of Common Stock available for issuance under the Plan.

(ii)	Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under the Plan shall not be added back to the number of shares of Common Stock available for issuance under the Plan.

(iii)	Whenever any outstanding Option or other Award (or portion thereof) expires, is cancelled, is settled in cash rather than in shares of Common Stock (pursuant to the terms of an Award that permits but does not require cash settlement) or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares of Common Stock, the number of shares of Common Stock available for issuance under the Plan shall be increased by the number of shares of Common Stock allocable to the expired, cancelled, settled or otherwise terminated Option or other Award (or portion thereof).

(iv)	Any shares of Common Stock underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company shall not, unless required by law or regulation, count against the reserve of available shares of Common Stock under the Plan.
(c)	Shares to be Delivered. The source of shares of Common Stock to be delivered by the Company under the Plan shall be determined by the Company and may consist in whole or in part of authorized but unissued shares or repurchased shares.
6.	Award Limitations.

To the extent necessary for an Award hereunder to satisfy the Performance-Based Exception, the maximum number of shares of Common Stock with respect to which Awards may be granted during any calendar year to any person shall be 400,000, subject to adjustment as provided in Section 9, and the maximum amount that may be paid under the Performance-Based Exception to any one person during any period of three (3) calendar years shall be $3,200,000. Notwithstanding the above, no Awards will be made that would result in a violation of the ownership limitations set out in the Company’s charter.
7.	Awards to Eligible Persons.
(a)	Options.
(i)	Grants. Subject to the terms and conditions of the Plan, Options may be granted to Eligible Persons. Options may consist of ISOs or NQSOs, as the Committee shall determine. Options may be granted alone or in tandem with SARs. With respect to Options granted in tandem with SARs, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

(ii)	Option Exercise Price. The Option Exercise Price shall be equal to or, at the Committee’s discretion, greater than the Fair Market Value on the date the Option is granted, unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company (in which case the assumption or substitution shall be accomplished in a manner that permits the Option to be exempt from Code Section 409A).

(iii)	Term. The term of Options shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant.

(iv)	ISO Limits. ISOs may be granted only to Eligible Persons who are employees of the Company or of any parent or subsidiary corporation (within the meaning of Code Section 424) on the date of grant, and may only be granted to an employee who, at the time the Option is granted, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation (within the meaning of Code Section 424). The aggregate Fair Market Value of all shares of Common Stock with respect to which ISOs are exercisable by a Participant for the first time during any calendar year shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted. ISOs shall contain such other provisions as the Committee shall deem advisable but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Code Section 422.

(v)	No Repricing. Except for adjustments made pursuant to Section 10, the Option Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may any outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Option Exercise Price without the approval of the Company’s shareholders.

(vi)	Form of Payment. The Option Exercise Price shall be paid to the Company at the time of such exercise, subject to any applicable rules or regulations adopted by the Committee:
(A)	to the extent permitted by applicable law, pursuant to cashless exercise procedures that are, from time to time, approved by the Committee; proceeds from any such exercise shall be used to pay the exercise costs, which include the Option Exercise Price, statutory minimum applicable taxes, withholdings, brokerage commissions and fees; any remaining proceeds from the sale shall be delivered to the Participant in cash or stock as specified by the Participant;

(B)	through the tender of shares of Common Stock owned by the Participant (or by delivering a certification or attestation of ownership of such shares) valued at their Fair Market Value on the date of exercise;

(C)	in cash or its equivalent; or

(D)	by any combination of (A), (B), and (C) above.
(vii)	No Dividend Equivalents. No dividends or dividend equivalents may be paid on Options. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to shares of Common Stock covered by an Option unless and until such shares of Common Stock have been registered to the Participant as the owner.

(viii)	Termination of Employment or Service or Death of Participant.
(A)	In the event of any termination of the employment or service of a Participant, other than by reason of death or, in the case of a Participant holding a NQSO, Retirement, the Participant may (unless otherwise provided in the Option agreement) exercise each Option held by such Participant at any time within three months (or one (1) year if the Participant is permanently and totally disabled within the meaning of Code Section 22(e)(3)) after such termination of employment or service, but only if and to the extent such Option is exercisable at the date of such termination of employment or service, and in no event after the date on which such Option would otherwise terminate; provided, however, that if such termination of employment or service is for Cause or voluntarily on the part of the Participant without the written consent of the Company, any Option held by such Participant under the Plan shall terminate unless otherwise provided in the Option agreement.

(B)	In the event of the termination of employment or service of a Participant holding a NQSO by reason of Retirement, then each NQSO held by the Participant shall be fully exercisable, and, subject to the following paragraph, such NQSO shall be exercisable by the Participant at any time up to and including (but not after) the date on which the NQSO would otherwise terminate (unless otherwise provided in the Option agreement).

(C)	Unless otherwise provided in the Option agreement, in the event of the death of a Participant (i) while employed by or providing service to the Company or after Retirement, (ii) within three months after termination of the Participant’s employment, other than a termination by reason of death, Retirement or permanent and total disability within the meaning of Code Section 22(e)(3), or (iii) within one (1) year after termination of the Participant’s employment by reason of such disability, then each Option held by such Participant may be exercised by the legatees of the Participant under his or her last will, or by his or her personal representatives or distributees, at any time within a period of nine months after the Participant’s death, but only if and to the extent such Option is exercisable at the date of death (unless death occurs while the Participant is employed by or providing service to the Company, in which case each Option held by the Participant shall be fully exercisable), and in no event after the date on which such Option would otherwise terminate.
(b)	Stock Appreciation Rights.
(i)	Grants. Subject to the terms and provisions of the Plan, SARs may be granted to Eligible Persons. SARs may be granted alone or in tandem with Options. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs will result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

(ii)	Exercise Price. The exercise price per share of Common Stock covered by a SAR granted pursuant to the Plan shall be equal to or, at the Committee’s discretion, greater than Fair Market Value on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company (in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A).

(iii)	Term. The term of a SAR shall be determined by the Committee in its sole discretion, but, in no event shall the term exceed ten (10) years from the date of grant.

(iv)	No Repricing. Except for adjustments made pursuant to Section 9, the exercise price for any outstanding SAR granted under the Plan may not be decreased after the date of grant nor may any outstanding SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower exercise price without the approval of the Company’s shareholders.

(v)	Form of Payment. The Committee may authorize payment of a SAR in the form of cash, Common Stock valued at its Fair Market Value on the date of the exercise, a combination thereof, or by any other method as the Committee may determine.

(vi)	No Dividend Equivalents. No dividends or dividend equivalents may be paid on SARs.

(vii)	Termination of Employment or Service or Death of Participant.

(viii)	(A) In the event of any termination of the employment or service of a Participant, other than by reason of death or Retirement, the Participant may (unless otherwise provided in the SAR agreement) exercise each SAR held by such Participant at any time within three months (or one (1) year if the Participant is permanently and totally disabled within the meaning of Code Section 22(e)(3)) after such termination of employment or service, but only if and to the extent such SAR is exercisable at the date of such termination of employment or service, and in no event after the date on which such SAR would otherwise terminate; provided, however, that if such termination of employment or service is for Cause or voluntarily on the part of the Participant without the written consent of the Company, any SAR held by such Participant under the Plan shall terminate unless otherwise provided in the SAR agreement.

(ix)	(B) In the event of the termination of employment or service of a Participant by reason of Retirement, then each SAR held by the Participant shall be fully exercisable, and, subject to the following paragraph, such SAR shall be exercisable by the Participant at any time up to and including (but not after) the date on which the SAR would otherwise terminate (unless otherwise provided in the SAR agreement).

(x)	(C) Unless otherwise provided in the SAR agreement, in the event of the death of a Participant (i) while employed by or providing service to the Company or after Retirement, (ii) within three months after termination of the Participant’s employment, other than a termination by reason of death, Retirement or permanent and total disability within the meaning of Code Section 22(e)(3), or (iii) within one (1) year after termination of the Participant’s employment by reason of such disability, then each SAR held by such Participant may be exercised by the legatees of the Participant under his or her last will, or by his or her personal representatives or distributees, at any time within a period of nine months after the Participant’s death, but only if and to the extent such SAR is exercisable at the date of death (unless death occurs while the Participant is employed by or providing service to the Company, in which case each SAR held by the Participant shall be fully exercisable), and in no event after the date on which such SAR would otherwise terminate.
(c)	Restricted Shares / Restricted Stock Units.
(i)	Grants. Subject to the terms and provisions of the Plan, Restricted Shares or Restricted Stock Units may be granted to Eligible Persons.

(ii)	Restrictions. The Committee shall impose such terms, conditions and/or restrictions on any Restricted Shares or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation: a requirement that Participants pay a stipulated purchase price for each Restricted Share or each Restricted Stock Unit; forfeiture conditions; transfer restrictions; restrictions based upon the achievement of specific performance goals (Company-wide, related to a subsidiary, division, department, region, function, policy initiative or business unit of the Company, and/or individual); time-based restrictions on vesting; and/or restrictions under applicable federal or state securities laws. The Committee may establish different Restriction Periods from time to time and each Award may have a different Restriction Period, in the discretion of the Committee. Any time-based Restriction Period shall be for a minimum of one (1) year (subject to acceleration as specified in the applicable Award agreement or as determined by the Committee). To the extent the Restricted Shares or Restricted Stock Units are intended to be deductible under Code Section 162(m), the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 7(d) below.

(iii)	Payment of Restricted Stock Units. Restricted Stock Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Committee. Any person who holds Restricted Stock Units shall have no ownership interest in the shares of Common Stock to which the Restricted Stock Units relate unless and until payment with respect to such Restricted Stock Units is actually made in shares of Common Stock. The payment date shall be as soon as practicable after the earlier of (A) any vesting date that can be pre-determined at grant under the terms of an Award agreement, and (B) the occurrence date of an applicable vesting event (e.g., death, total disability), or as specified in the applicable Award agreement.

(iv)	Transfer Restrictions. During the Restriction Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (A) cause a legend or legends to be placed on any certificates evidencing such Restricted Shares, and/or (B) cause “stop transfer” instructions to be issued, as it deems necessary or appropriate. Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered at any time.

(v)	Shareholder Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property, if any, or other distributions or rights in respect of such shares, if any, and shall have the right to vote such shares and shall have all other shareholder rights, if any, as the record owners thereof. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Stock Units shall be credited with dividend equivalents in respect of such Restricted Stock Units.

(vi)	Other Terms and Conditions. Restricted Shares issued under the Plan shall be registered in the name of the Participant on the books and records of the Company or its designee (or by one or more physical certificates if physical certificates are issued with respect to such Restricted Shares) subject to the applicable restrictions imposed by the Plan. The Participant may not sell, transfer, pledge, exchange, hypothecate or dispose of such Restricted Shares during the Restriction Period. A breach of a restriction or a breach of terms and conditions established by the Committee pursuant to Restricted Shares or Restricted Stock Units shall cause forfeiture of any such Award. If a Restricted Share is forfeited in accordance with the restrictions that apply to such Restricted Shares, such interest or certificate, as the case may be, shall be cancelled. At the end of the Restriction Period that applies to Restricted Shares, the number of shares to which the Participant is then entitled shall be delivered to the Participant free and clear of such restrictions, either in certificated or uncertificated form. No shares of Common Stock shall be registered in the name of the Participant with respect to a Restricted Stock Unit unless and until such unit is paid in shares of Common Stock.

(vii)	If requested by the Company, a holder of Restricted Shares or Restricted Stock Units shall deposit with the Company stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Shares or Restricted Stock Units, if any, in the event such Award is forfeited in whole or in part. The Committee may prescribe additional restrictions, terms or conditions upon or to the Restricted Shares or Restricted Stock Units.

(viii)	Termination of Employment or Service or Death. An Award under this subsection (c) shall terminate for all purposes if the Participant does not remain continuously in the employ or service of the Company at all times during the applicable Restriction Period, except as provided in the applicable Award agreement or as determined by the Committee.
(d)	Performance Awards.
(i)	Grants. Subject to the provisions of the Plan, Performance Awards may be granted to Eligible Persons. Performance Awards may be granted either alone or in addition to other Awards made under the Plan.

(ii)	Performance Goals. Unless otherwise determined by the Committee, Performance Awards shall be conditioned on the achievement of Performance Goals (which shall be based on one or more Performance Measures, as determined by the Committee) over a Performance Period.

The Performance Period shall be one (1) year, unless otherwise determined by the Committee.

(iii)	Restriction Period. The Restriction Period shall be for a minimum of one (1) year unless otherwise determined by the Committee.

(iv)	Termination of Employment or Service or Death. A Performance Award under this subsection (d) shall terminate for all purposes if the Participant does not remain continuously in the employ or service of the Company at all times during the applicable Restriction Period except as provided in the applicable Award agreement or as determined by the Committee.

(v)	Performance Measures. The Performance Measure(s) to be used for purposes of Performance Awards may be described in terms of objectives that are related to the individual Participant (including salary range, tenure in the current position and performance during the prior year) or objectives that are Company-wide or related to a subsidiary, division, department, region, function, policy initiative or business unit of the Company, and may consist of one or more or any combination of the following criteria: absolute shareholder return, shareholder return ranked against an average of the MCI REIT Index and the NREIT Index, stock price, the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, capitalization, earnings per share, growth in stock price, growth in market value, return to shareholders (including or excluding dividends), return on equity, earnings, economic value added, revenues, absolute shareholder return, net income, operating income, return on assets, return on capital, adjusted return on invested capital, return on sales, market share, cash flow measures or cost reduction goals, sales volume, net earnings, total shareholder return, absolute shareholder return, gross margin, or achieving goals, objectives, and policy initiatives. The Performance Goals based on these Performance Measures may be expressed in absolute terms, relative to prior performance or relative to the performance of other entities.

(vi)	Negative Discretion. Notwithstanding the achievement of any Performance Goal established under the Plan, the Committee has the discretion to reduce, but does not have the discretion to increase, some or all of a Performance Award that would otherwise be paid to a Participant.

(vii)	Extraordinary Events. At, or at any time after, the time an Award is granted, and to the extent permitted under Code Section 162(m) and the regulations thereunder without adversely affecting the treatment of the Award under the Performance-Based Exception, the Committee, in its sole discretion, may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes and other extraordinary and nonrecurring events.

(viii)	Performance-Based Exception. With respect to any Award that is intended to satisfy the conditions for the Performance-Based Exception under Code Section 162(m): (A) the Committee shall interpret the Plan and this Section 7(d) in light of Code Section 162(m) and the regulations thereunder; (B) the Committee shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Code Section 162(m) and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.
(e)	Stock Awards.
(i)	Grants. Subject to the provisions of the Plan, Stock Awards consisting of shares of Common Stock may be granted pursuant to this Section 7(e) only to Eligible Persons who are consultants or advisors to the Company and may not be granted to employees of the Company (including Employee Directors). Non-Employee Directors are eligible to receive Stock Awards only pursuant to Section 8. Stock Awards may be granted either alone or in addition to other Awards made under the Plan.

(ii)	Terms and Conditions. The shares of Common Stock subject to a Stock Award shall be subject to the restrictions established by the Committee.
8.	Awards to Non-Employee Directors.
(a)	Sole Awards. Notwithstanding anything in the other sections of the Plan to the contrary, Non-Employee Directors may receive Awards authorized by this Section 8. The terms applicable under Section 7 for each such category of Award shall apply under this Section 8 to the extent not inconsistent with the provisions of this Section 8. The Committee retains the discretion to change the amount, terms and types of Awards to Non-Employee Directors notwithstanding paragraphs (a) and (b) of this Section 8.

(b)	Grants. Each Non-Employee Director may receive Awards as compensation for service on the Board or any Committee of the Board, as determined by the Committee from time to time. Shares underlying such Awards shall be subject to the transfer restrictions in Section 8(c)(i).

(c)	Transfer Restrictions and Dividends.
(i)	Shares of Common Stock subject to an Award granted to a Non-Employee Director shall vest as determined by the Committee. Such shares of Common Stock may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered, until the date the Non-Employee Director’s membership on the Board ceases (except that this transfer restriction (1) shall not apply to shares of Common Stock in excess of the minimum stock ownership requirement established from time to time by the Committee and (2) shall not prohibit:

(A) the Company retaining shares to satisfy required tax withholding under Section 11(e) and (B) intra-family transfers permitted by the Committee). In order to enforce the limitations imposed upon such shares of Common Stock, the Committee may (a) cause a legend or legends to be placed on any certificates evidencing such shares, and/or (b) cause “stop transfer” instructions to be issued, as it deems necessary or appropriate.

(ii)	Non-Employee Directors who hold Awards granted under this Section 8 shall have the right to receive dividends in cash or other property, if any, or other distributions or rights in respect to such shares, if any, and shall have the right to vote such shares, and shall have all other shareholder rights, if any, to such shares, if any, as the record owners thereof; provided that any securities of the Company that are distributed to a Non-Employee Director in connection with a Stock Award shall be subject to the same transfer restrictions that apply to such shares of Common Stock.
9.	Dilution and Other Adjustments.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in corporate structure affecting any class of Common Stock, the Committee shall make such adjustments in the class and aggregate number of shares which may be delivered under the Plan as described in Section 5, the individual award maximums under Section 6, the class, number, and Option Exercise Price of outstanding Options, the class, number and exercise price of outstanding SARs and the class, number of shares and exercise price, if any, subject to any other Awards granted under the Plan (provided the number of shares of any class subject to any Award shall always be a whole number), as may be, and to such extent (if any), determined to be appropriate and equitable by the Committee, and any such adjustment may, in the sole discretion of the Committee, take the form of Awards covering more than one class of Common Stock. Such adjustment shall be conclusive and binding for all purposes of the Plan. Any adjustment of an Option or SAR under this Section 9 shall be accomplished in a manner that permits the Option or SAR to be exempt from Code Section 409A.

10.	Change in Control.
(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control: (i) outstanding Options and SARs shall immediately vest and become exercisable; (ii) the restrictions and other conditions applicable to outstanding Restricted Shares, Restricted Stock Units and Stock Awards, including vesting requirements, shall immediately lapse; such Awards shall be free of all restrictions and fully vested; and, with respect to Restricted Stock Units, shall be payable immediately in accordance with their terms or, if later, as of the earliest permissible date under Code Section 409A; and (iii) outstanding Performance Shares or Performance Units granted under the Plan shall immediately vest and shall become immediately payable in accordance with their terms as if 100% of the Performance Goals have been achieved.

(b)	In the event of a Change in Control in connection with which the holders of Common Stock receive shares of common stock that are publicly traded, there shall be substituted for each share of Common Stock remaining available under the Plan, whether or not then subject to an outstanding Option, SAR, Restricted Shares Award or Performance Award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an Option or Restricted Shares Award shall be appropriately adjusted by the Committee (whose determination shall be conclusive), such adjustments to be made without any increase in the aggregate purchase price.

(c)	Definitions. For purposes of this Section 10, a “Change in Control” shall be deemed to have occurred if:
(i)	an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, as amended) of 50% or more of either:
(A)	the then outstanding Company stock; or

(B)	the combined voting power of the Company’s outstanding voting securities immediately after the merger or acquisition entitled to vote generally in the election of directors; provided, however, that the following acquisition shall not constitute a Change in Control:
•	any acquisition directly from the Company;

•	any acquisition by the Company or its subsidiary;

•	any acquisition by the trustee or other fiduciary of any employee benefit plan or trust sponsored by the Company or a subsidiary; or

•	any acquisition by any corporation with respect to which, following such acquisition, more than 50% of the Company stock or combined voting power of Company stock and other voting securities of the Company is beneficially owned by substantially all of the individuals and entities who were beneficial owners of Company stock and other voting securities of the Company immediately prior to the acquisition in substantially similar proportions immediately before and after such acquisition; or

•	if any individual, entity or group is considered to own more than 50% of the total combined value or total combined voting power of such stock, the acquisition of additional stock by the same individual, entity or group shall not be considered a Change in Control; or

(ii)	individuals who, during any twelve (12) month period, who constitute the Board (the “Incumbent Board”), cease to constitute a majority of the

Board. Individuals nominated or whose nominations are approved by the Incumbent Board and subsequently elected shall be deemed for this purpose to be members of the Incumbent Board; or

(iii)	approval by the shareholders of the Company of a reorganization, merger, consolidation, sale or statutory exchange of Company stock which changes the beneficial ownership of Company stock and other voting securities so that after the corporate change the immediately previous owners of 50% or more of Company stock and other voting securities do not own at least 50% of the Company’s stock and other voting securities either legally or beneficially; or

(iv)	the sale, transfer or other disposition of all substantially all of the Company’s assets; or

(v)	any individual, entity or group acquires or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such individual, entity or group, direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of stock of the Company constituting more than 50% of the total combined voting power of all classes of stock issued by the Company; or

(vi)	a merger of the Company with another entity after which the pre-merger shareholders of the Company own less than 50% of the stock of the surviving corporation.
11.	Miscellaneous Provisions.
(a)	Misconduct. Except as otherwise provided in agreements covering Awards hereunder, a Participant shall forfeit all rights in his or her outstanding Awards under the Plan, and all such outstanding Awards shall automatically terminate and lapse, if the Committee determines that such Participant has willfully or recklessly (i) used for personal profit or materially disclosed to unauthorized persons, confidential information or trade secrets of the Company, (ii) materially breached any contract with or violated any fiduciary obligation to the Company, (iii) engaged in unlawful trading in the securities of the Company or of another company based on information gained as a result of that Participant’s employment or other relationship with the Company, or (iv) materially violated any Company clawback policy, as amended and restated from time to time. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the chief executive officer and the chief financial officer of the Company shall reimburse the Company for the amount of any payment in settlement of an Award received by that person from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever occurs first) of the financial document embodying such financial reporting requirement; and any profits realized from the sale of securities underlying an Award during that 12-month period. The provisions of the foregoing sentence shall also apply to Participants other than the chief executive officer and the chief financial officer of the Company to the extent such Participant violates any Company clawback policy, as amended and restated from time to time.

(b)	Rights as Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until the shares of Common Stock have been registered to the Participant as the owner.

(c)	No Loans. No loans from the Company to Participants shall be permitted in connection with the Plan.

(d)	Assignment or Transfer. Except as otherwise provided under the Plan, no Award under the Plan or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that an Award (other than an ISO) is transferable without the payment of any consideration to a Participant’s family member, whether directly or by means of a trust or otherwise, subject to such terms and conditions as the Committee may impose. For this purpose, “family member” has the meaning given to such term in the General Instructions to the Form S-8 registration statement under the Securities Act of 1933. All Awards under the Plan shall be exercisable, during the Participant’s lifetime, only by the Participant or a person who is a permitted transferee pursuant to this Section 11(d). Once awarded, the shares of Common Stock (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to: (i) the transfer restrictions in Sections 7(c)(iv) and 8(c)(i) above; and (ii) the restrictions imposed by the Securities Act of 1933, Section 16 of the Exchange Act and the Company’s Insider Trading Policy, each as amended from time to time. The Company reserves the right to restrict, in whole or in part, the exercise of any Options or SARs or the delivery of Common Stock pursuant to any Restricted Shares or Performance Shares granted under the Plan until such time as, (A) any legal requirements or regulations have been met relating to the issuance of the shares covered thereby or to their registration under the Securities Act of 1933 or to any applicable state laws; and (B) satisfactory assurances are received that the shares, when issued, will be duly listed on the New York Stock Exchange, or the principal securities exchange on which shares of Common Stock are then traded.

(e)	Withholding Taxes. The Company shall have the right to deduct from all Awards paid in cash to a Participant any taxes required by law to be withheld with respect to such Awards. All statutory minimum applicable withholding taxes arising with respect to Awards paid in shares of Common Stock to a Participant shall be satisfied by the Company retaining shares of Common Stock having a Fair Market Value on the date the tax is to be determined that is equal to the amount of such statutory minimum applicable withholding tax (rounded, if necessary, to the next highest whole number of shares of Common Stock); provided, however, that, subject to any restrictions or limitations that the Committee deems appropriate, a Participant may elect to satisfy such statutory minimum applicable withholding tax through cash, or by delivering previously owned shares of Common Stock.

(f)	Currency and Other Restrictions. The obligations of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any governmental authority or regulatory body having jurisdiction over such Awards.

(g)	No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Company, and the Plan shall not interfere with or limit in any way the right of the Company to terminate any person’s employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award will be exclusively governed by the terms of the Plan, including the right reserved by the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except, to the extent the terms of the Award so provide, for Awards already granted under the Plan), (ii) Awards are not a constituent part of salary and the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under the Plan to require Awards to be granted to him or her in the future under the Plan or any other plan, (iii) the value of Awards received under the Plan shall be excluded from the calculation of termination indemnities or other severance payments or benefits, and (iv) the Participant shall seek all necessary approval under, make all required notifications under, and comply with all laws, rules and regulations applicable to the ownership of Options and shares of Common Stock and the exercise of Options, including, without limitation, currency and exchange laws, rules and regulations.

(h)	Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

(i)	Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award or to any Participant.

(j)	Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

(k)	Funding of Plan. The Plan shall be unfunded and any benefits under the Plan shall represent an unsecured promise to pay the Company. The Company shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan and the existence of any such account or other segregation of assets shall be consistent with the “unfunded” status of the Plan.

(l)	Indemnification. Provisions for the indemnification of officers and directors of the Company in connection with the administration of the Plan shall be as set forth in the Certificate of Incorporation and By-Laws of the Company as in effect from time to time.

(m)	Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(n)	Compliance with Code Section 409A. The Plan is intended to satisfy the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time, including any transition relief available under applicable guidance related to Code Section 409A. Accordingly, to ensure the exemption from Code Section 409A of potentially exempt Awards and the compliance with Code Section 409A of other Awards, any payment that under the terms of the Plan or an Award agreement is to be made as soon as practicable relative to a date shall be made not later than 60 days after such date, and the Participant may not determine the time of payment. Pursuant to Section 12(b), the Plan may be amended or interpreted by the Committee as it determines necessary or appropriate in accordance with Code Section 409A and to avoid a plan failure under Code Section 409A(a)(1).

(o)	Initial Public Offering (“IPO”) Exception to Code Section 162(m). Notwithstanding anything in the Plan to the contrary, if the Company becomes publicly held in connection with an IPO and the terms of this Plan are disclosed in the prospectus accompanying the IPO so that such prospectus satisfies all applicable securities laws then in effect, then the Company may utilize the IPO exception to the Code Section 162(m) deduction limit during the “reliance period” as defined in Treasury Regulation 1.162-27(f).
12.	Effective Date, Amendments, Governing Law and Termination.
(a)	Effective Date. The Plan was approved by the Board on [ ] and shall become effective on the date it is approved by the Company’s shareholders.

(b)	Amendments. The Committee or the Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment without the consent of the affected Participant except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law (including the provisions of Code Section 409A and the regulations thereunder pertaining to the deferral of compensation) or the rules and regulations of any stock exchange on which Common Stock is listed or quoted. Notwithstanding the foregoing, unless the Company’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would (i) increase the maximum number of shares of Common Stock that may be delivered under the Plan or to any one individual (except to the extent such amendment is made pursuant to Section 9 hereof), (ii) extend the maximum period during which Awards may be granted under the Plan, (iii) add to the types of Awards that can be made under the Plan, (iv) change the Performance Measures pursuant to which Performance Awards are earned, (v) modify the requirements as to eligibility for participation in the Plan, (vi) decrease the grant or exercise price of any Option or SAR to less than the Fair Market Value on the date of grant; (vii) require shareholder approval pursuant to the Plan or applicable law or the rules of the New York Stock Exchange or the principal securities exchange on which shares of Common Stock are then traded in order to be effective; or (viii) effect any change inconsistent with Code Section 422.

(c)	Governing Law. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Minnesota without giving effect to conflict of laws principles.

(d)	Termination. No Awards shall be made under the Plan after the tenth anniversary of the date on which the Company’s shareholders approve the Plan.